UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2012

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Accuray Incorporated (the “Company”) held its Annual Meeting of Stockholders on November 30, 2012.  At the meeting:

1)             Stockholders elected Elizabeth Dávila and Joshua H. Levine to serve as Class III directors of the Company until its 2015 Annual Meeting of Stockholders;

2)             Stockholders approved the compensation of the Company’s named executive officers on an advisory basis;

3)             Stockholders approved the amendment of the Company’s Certificate of Incorporation to increase the total from 105,000,000 to 205,000,000 and the number of authorized shares of common stock from 100,000,000 to 200,000,000; and

4)             Stockholders ratified the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1)             Election of Directors

Nominee	For	Against	Abstain	Broker Non-Vote
Elizabeth Dávila	49,188,684	2,753,190	70,965	12,245,081
Joshua H. Levine	49,944,853	2,001,199	66,787	12,245,081

2)             Advisory vote on the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Vote
48,959,340	2,577,494	476,005	12,245,081

3)    Stockholders approved the amendment of the Company’s Certificate of Incorporation

For	Against	Abstain	Broker Non-Vote
57,605,769	6,471,423	180,726	0

4)             Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
63,940,302	93,367	224,251	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: November 30, 2012	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary